Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-142474
PROSPECTUS SUPPLEMENT NO. 2
(to prospectus dated April 30, 2007)
3,000,000 Shares
First Industrial Realty Trust, Inc.
Common Stock
     This prospectus supplement supplements information contained in the “Selling Stockholders” section of the prospectus dated April 30, 2007 relating to the potential offer and sale from time to time of up to 3,000,000 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders.
     The table below reflects the transfer by the Daniel R. Andrew Living Trust DTD 8/30/2005, which is no longer a Selling Stockholder, of 137,489 units to the Daniel R. Andrew Marital Trust:

	Number of shares		Number of shares	Percentage of
	and units owned	Number of shares	owned after the	Outstanding Common
Name	before the offering	offered hereby	offering ***	Stock (16)

Daniel R. Andrew Marital Trust	137,489	137,489(15)	0	*

(15)	Represents shares of Common Stock that may be received in exchange for limited partnership units that were issued as consideration for the contribution of certain real estate to First Industrial, L.P. on June 30, 1994.

*	Less than 1%.

***	Assumes the Selling Stockholder sells all of its shares of Common Stock offered pursuant to this prospectus.
     This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the Prospectus dated April 30, 2007, including any supplements or amendments to such prospectus. The date of this prospectus supplement is March 26, 2008.